EXHIBIT (a)(4)

                           Offer to Purchase for Cash
                               Any And All Of The
                              Limited Partner Units
                                       in
                         HALLWOOD REALTY PARTNERS, L.P.
                                       for
                              $100.00 Net Per Unit
                                       by
                         HIGH RIVER LIMITED PARTNERSHIP

--------------------------------------------------------------------------------
                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
--------------------------------------------------------------------------------
                     AT 12:00 MIDNIGHT, NEW YORK CITY TIME,
                 ON MAY 29, 2003, UNLESS THE OFFER IS EXTENDED.


                                                               May 1, 2003

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     High River Limited Partnership, a Delaware limited partnership ("Purchaser"), has commenced an offer to purchase any and all of the outstanding limited partner units (the "Units"), of Hallwood Realty Partners, L.P. a Delaware limited partnership (the "Partnership"), and the associated rights (the "Rights") to purchase additional Units under the Unit Purchase Rights Agreement, dated as of November 30, 1990, as amended, between the Partnership and EquiServe Trust Company, N.A., as rights agent, at a purchase price of $100.00 per Unit (the "Purchase Price"), net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal, including the Instructions thereto, as it may be supplemented or amended from time to time (the "Letter of Transmittal" which, collectively with the Offer to Purchase, constitute the "Offer"). Please furnish copies of the enclosed materials to those of your clients for whom you hold Units registered in your name or in the name of your nominee.

     Enclosed herewith are copies of the following documents:

     1. Offer to Purchase dated May 1, 2003;

     2. Letter of Transmittal for your use in accepting the Offer and tendering Units and for the information of your clients;

     3. A form of letter that may be sent to your clients for whose account you hold Units in your name or in the name of a nominee, with space provided for obtaining such client's instructions with regard to the Offer;

     4. Notice of Guaranteed Delivery with respect to Units;

     5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

     6. Return envelope addressed to American Stock Transfer & Trust Company, the Depositary for the Offer.

--------------------------------------------------------------------------------
     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK TIME, ON THURSDAY, MAY 29, 2003, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------


Please note the following:

     1. The Purchase Price is $100.00 per Unit, net to the seller in cash without interest.

     2. The Offer is being made for any and all outstanding Units of the Partnership.

     3. THE OFFER IS BEING MADE WITHOUT THE PRIOR APPROVAL OF THE GENERAL PARTNER OF THE PARTNERSHIP.

     4. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK TIME, ON THURSDAY, MAY 29, 2003, WHICH DATE MAY BE EXTENDED.

     5. The Offer is conditioned upon, among other things, redemption of the Rights by the Partnership without instituting any similar rights plan, or Purchaser being satisfied, in its sole discretion, that the Rights have been invalidated or are otherwise inapplicable to the Offer. The Offer is also subject to the other conditions set forth in the Offer to Purchase. See Sections 1 and 13 in the Offer to Purchase.

     6. Tendering holders of Units ("Holders") whose Units are registered in their own name and who tender directly to American Stock Transfer & Trust
Company, as depositary (the "Depositary"), will not be obligated to pay brokerage fees or commissions or, except as set forth in the Letter of Transmittal, transfer taxes on the purchase of Units by Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 30% may be required, unless an exemption is available or unless the required tax identification information is provided. See the Letter of Transmittal.

     7. In all cases, payment for Units accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (1) the certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Units, (2) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 3 of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase), and (3) any other documents required by the Letter of Transmittal. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE UNITS TO BE PAID BY PURCHASER REGARDLESS OF ANY EXTENSION OF OR AMENDMENT TO THE OFFER OR ANY DELAY IN PAYING FOR SUCH UNITS.

     In order to take advantage of the Offer, Certificates for all tendered Units in proper form for transfer (or a Book-Entry Confirmation with respect to all such Units), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees (or, in the case of a Book-Entry transfer, an Agent's Message in lieu of the Letter of Transmittal), and any other required documents must be received by the Depositary, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

     Any Holder who desires to tender Units and whose certificates for Units are not immediately available, or who cannot comply with the procedures for Book-Entry transfer on a timely basis, or who cannot deliver all required documents to the Depositary prior to the Expiration Date, may tender such Units by following the procedures for guaranteed delivery set forth in Section 3 in the Offer to Purchase.

     Purchaser will not pay any fees or commissions to any broker or dealer or other person (other than the Information Agent and the Depositary, as described in the Offer to Purchase) in connection with the solicitation of tenders of Units pursuant to the Offer. However, Purchaser will, on request, reimburse you for customary mailing and handling expenses incurred by you in forwarding copies of the enclosed offering materials to your clients.

     Any inquiries you may have with respect to the Offer should be addressed to D.F. King & Co., Inc., the Information Agent for the Offer, at 48 Wall Street, New York, NY 10005, (212) 269-5550 (Call Collect). Requests for additional copies of the enclosed materials may also be directed to the Information Agent at the above address and telephone number.

                                                  Very truly yours,



                                                  High River Limited Partnership




NOTHING  CONTAINED HEREIN OR IN THE ENCLOSED  DOCUMENTS SHALL RENDER YOU OR
ANY OTHER PERSON THE AGENT OF PURCHASER, THE DEPOSITARY, THE INFORMATION AGENT OR ANY AFFILIATE OF ANY OF THEM OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.